Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Genpact Limited:

We consent to the incorporation by reference in the registration statements (No. 333-187707) on Form S-3, (No. 333-184296) on Form S-8, (No. 333-153113) on Form S-8 and (No. 333-145152) on Form S-8/A of Genpact Limited of our reports dated February 27, 2015, with respect to the consolidated balance sheets of Genpact Limited as of December 31, 2013 and 2014, and the related consolidated statements of income, comprehensive income (loss), equity and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of Genpact Limited.

Our report dated February 27, 2015, on the effectiveness of internal control over financial reporting as of December 31, 2014, contains an explanatory paragraph that states that the Company acquired Pharmalink Consulting Limited, Pharmalink Consulting Inc. and Genpact Japan Business Services K.K. during 2014, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, Pharmalink Consulting Limited’s, Pharmalink Consulting Inc.’s and Genpact Japan Business Services K.K.’s internal control over financial reporting associated with total assets of $180,603 thousands (of which $153,891 thousands represents goodwill and intangible assets included within the scope of the assessment) and total revenues of $29,414 thousands included in the consolidated financial statements of the Company as of and for the year ended December 31, 2014. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Pharmalink Consulting Limited, Pharmalink Consulting Inc. and Genpact Japan Business Services K.K.

KPMG

Gurgaon, India

February 27, 2015